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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 4, 2003

Date of Earliest Event Reported: April 2, 2003

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

00-21315	77-0435194
(Commission File Number)	(I.R.S. Employer Identification No.)
4610 South Ulster Street, 6th Floor Denver, CO 80237 (Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (720) 873-3200
(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

April 4, 2003

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        The following exhibits are being filed with this Form 8-K:

  99.1
  Letter addressed to On Command Corporation from Liberty Media Corporation, dated March 31, 2003.

  99.2
  Press Release of On Command Corporation, dated April 2, 2003.

Item 9. Regulation FD Disclosure

        On April 2, 2003, On Command Corporation, ("On Command") announced that it has received an expression of interest from Liberty Media Corporation ("Liberty Media") regarding the possibility of acquiring all the issued and outstanding shares of On Command that Liberty Media does not already own. As proposed by Liberty Media, On Command's stockholders would receive 0.0787 of a share of Liberty Media Corporation Series A common stock for each share of On Command common stock held. The transaction would be taxable to On Command's stockholders.

        A special committee of independent directors of On Command's Board was formed on April 2, 2003 to consider the proposed transaction by Liberty Media. The committee intends to engage independent legal counsel and financial advisors and has plenary authority to respond to Liberty Media's proposal. Any transaction between On Command and Liberty Media would be subject to negotiation, execution and delivery of definitive documentation relating thereto and any closing conditions provided for in such documentation. In addition, any transaction would be subject to the condition that the terms of the current On Command credit facility are renegotiated to Liberty Media's reasonable satisfaction.

        Copies of (i) the letter received by On Command from Liberty Media expressing its interest to engage in the above-mentioned proposed transaction and (ii) On Command's press release announcing this interest by Liberty Media to engage in the above-mentioned proposed transaction, are attached hereto as Exhibits 99.1 and 99.2, respectively.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2003

ON COMMAND CORPORATION
By:	/s/ BERNARD G. DVORAK Bernard G. Dvorak Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

EXHIBT INDEX

Exhibit.	Description
99.1	Letter addressed to On Command Corporation from Liberty Media Corporation, dated March 31, 2003.
99.2	Press Release of On Command Corporation, dated April 2, 2003.

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ON COMMAND CORPORATION FORM 8-K April 4, 2003
SIGNATURE
EXHIBT INDEX